                           AVERY DENNISON CORPORATION


                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                     -------------------------------------


                        EFFECTIVE AS OF JANUARY 1, 1992

                               TABLE OF CONTENTS
                               -----------------

I.   PURPOSE ....................................................  2
     -------

II.  STATEMENT OF POLICY ........................................  2
     -------------------

III. DEFINITIONS ................................................  2
     -----------

IV.  PLAN ELIGIBILITY ...........................................  4
     ----------------
     1.  Approval Authority .....................................  4
     2.  Eligibility Guidelines .................................  4
     3.  No Guarantee Of Future Participation ...................  5
     4.  Participant Notification ...............................  5

V.   ANNUAL BASE SALARY .........................................  6
     ------------------
     1.  Annual Salary Review ...................................  6
     2.  Mid-Year Salary Changes ................................  6

VI.  ANNUAL BONUS OPPORTUNITY ...................................  7
     ------------------------
     1.  Target Bonus ...........................................  7
     2.  Bonus Payout ...........................................  7
     3.  Chairman/CEO and President/COO Bonus Awards ............  9
     4.  Bonus Determination In Cases Of New Hires ..............  9
     5.  Bonus Determination In Cases Of Transfers And
          Promotions.............................................  9
     6.  Bonus Determination In Cases Of Leave Of Absence ....... 10
     7.  Bonus Determination In Cases Of Termination ............ 11
     8.  Other Bonus Programs ................................... 11

VII. TIMING OF PAYMENT OF BONUSES ............................... 12
     ----------------------------
     1.  Current Payment ........................................ 12
     2.  Deferral Of Bonus ...................................... 12

VIII.PLAN ADMINISTRATION ........................................ 13
     -------------------
     1.  General Administration ................................. 13
     2.  Adjustments For Extraordinary Events ................... 13
     3.  Amendment, Suspension, Or Termination Of The Plan ...... 13

IX.  MISCELLANEOUS PROVISIONS ................................... 14
     ------------------------
     1.  Titles ................................................. 14
     2.  Employment Not Guaranteed .............................. 14
     3.  Validity ............................................... 14
     4.  Withholding Tax ........................................ 14
     5.  Applicable Law ......................................... 14


Exhibit A - AVERY DENNISON SALARY APPROVAL AUTHORITY
            ----------------------------------------

                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                     -------------------------------------


I.  PURPOSE
- -----------

The purposes of the Executive Incentive Compensation Plan for Avery Dennison Corporation are as follows:

     (1) To attract and retain the best possible executive talent.

     (2) To permit executives of the Company to share in its profits.

     (3) To stimulate and maintain a sense of responsibility and cooperative effort among the participants and a sincere interest on their part in the progress and success of the Company.

     (4) To closely link executive rewards to individual and Company performance.


II. STATEMENT OF POLICY
- -----------------------

It is the intention of the Company to pay bonuses each year from the profits of the Company, if any, after making provision for a fair and reasonable return on the shareholders' equity of the Company. Notwithstanding anything contained in this Plan, however, the decision as to what bonus, if any, shall be paid to any or all of the eligible executives shall be made annually by the Board of Directors of the Company and the definitions and formulae hereafter set forth are intended merely as statements of the present intention of the Company as to the awards which the Board may make.

III. DEFINITIONS
- ----------------

Bonus Maximum. "Bonus Maximum" means 10% of the excess of (i) the Company's Pre-
- -------------
Tax Return on Shareholders' Equity over (ii) the Minimum Threshold.

Bonus Pool. "Bonus Pool" means an integrated profit center which is identified
- ----------
as either a group, division, plant, or corporate office staff.

Business Unit.  "Business Unit" means a group, division or subsidiary of the
- -------------
Company.

Committee. "Committee" means the Compensation Committee of the Company's Board
- ---------
of Directors.

Company.  "Company" means Avery Dennison Corporation.
- -------

MBO. "MBO" means the individual pre-established objectives.
- ---

Minimum Threshold. "Minimum Threshold" means a 12% Pre-tax Return on
- -----------------
Shareholders' Equity.

Plan. "Plan" means the Executive Incentive Compensation Plan for Avery Dennison
- ----
Corporation.

Plan Administrator. "Plan Administrator" means the Vice President, Human
- ------------------
Resources for Avery Dennison Corporation.

Plan Participant. "Plan Participant" means any employee of the Company or any of
- ----------------
its subsidiaries who has been approved as a participant in the Plan in accordance with Article IV.

Plan Year. "Plan Year" means the fiscal year of the Company.
- ---------

Pre-Tax Return On Shareholder's Equity. "Pre-Tax Return On Shareholder's Equity"
- --------------------------------------
means the percentage determined by dividing "Income Before Taxes On Income" by "Average Shareholders' Equity". "Income Before Taxes On Income" shall be obtained from the Consolidated Statement of Income included in the Company's Annual Report to Shareholders. "Average Shareholders' Equity" shall be calculated by dividing (a) the sum of Total Shareholders' Equity at the end of
(i) the current fiscal year (obtained from the Consolidated Balance Sheet included in the Company's Annual Report to Shareholders), (ii) each of the first, second and third quarters of the current fiscal year (obtained from the Condensed Consolidated Balance Sheet included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission) and (iii) the prior fiscal year (obtained from the Consolidated Balance Sheet included in the Company's Annual Report to Shareholders), by (b) five.

ROS. "ROS" means the percentage determined by dividing Net Income, as disclosed
- ---
on the Consolidated Statement of Income included in the Company's Annual Report to Shareholders, by Net Sales, as disclosed on the Consolidated Statement of Income included in the Company's Annual Report to Shareholders.

Target Bonus. "Target Bonus" means with respect to a Plan Participant for any
- ------------
Plan Year the bonus opportunity for the Plan Participant in such Plan Year on account of services rendered to the Company during the immediately preceding Plan Year. The Target Bonus is expressed as a percentage of the Plan Participant's base salary.

IV. PLAN ELIGIBILITY
- --------------------

1.  APPROVAL AUTHORITY

Each participant in this Plan must be approved by one of the following: the Chief Executive Officer; President and Chief Operating Officer; Vice President, Human Resources; or Vice President, Compensation & Benefits.

2.  ELIGIBILITY GUIDELINES

     A. Plan guidelines apply to both domestic and international profit centers.

     B. For DOMESTIC (U.S.) POSITIONS, Plan eligibility is based on the following:

     Division Employees - Non-officer Division General Managers, non-officer
     ------------------
     Division VP/GMs, and employees reporting directly to an officer Division VP/GM are eligible to participate in the Plan. Eligibility does not guarantee participation in the Plan.

     Employees reporting to an officer Division VP/GM are recommended by the officer Division VP/GM. Non-officer Division General Managers and non-officer Division VP/GMs are recommended by the Group V.P. or Subgroup V.P. All recommended employees must be approved by an authorized officer (as stated in Section IV.1.).

     Group Employees - All group staff reporting directly to a Group V.P. or
     ---------------
     Subgroup V.P. are eligible to participate in the Plan. Eligibility does not guarantee participation in the Plan.

     Employees are recommended by a Group V.P. or Subgroup V.P. and approved by an authorized officer (as stated in Section IV.1.).

     Officers - All Corporate Officers, Division Officers, and Staff Officers
     --------
     are automatically included in the Plan.

     C. For INTERNATIONAL POSITIONS, Plan eligibility is based on the following:

     Division Employees - All Division Officers (VP/GM's) are eligible to
     ------------------
     participate in the Plan. In addition, the Committee may determine that other non-officer Division General Managers and non-officer VP/GMs are eligible to participate in the Plan. Eligibility does not guarantee participation in the Plan.

     Employees are recommended by a Group V.P. or Subgroup V.P. and approved by an authorized officer (as stated in Section IV.1.).

     Group Employees - All group staff reporting directly to a Group V.P. or
     ---------------
     Subgroup

     V.P. are eligible to participate in the Plan. Eligibility does not guarantee participation in the Plan.

     Employees are recommended by a Group V.P. or Subgroup V.P. and approved by an authorized officer (as stated in Section IV.1.).

3. NO GUARANTEE OF FUTURE PARTICIPATION

Eligibility or participation in the Plan in any Plan Year is no guarantee of participation or eligibility in subsequent/future years.

4.  PARTICIPANT NOTIFICATION

Plan Participants may be notified of eligibility in the Plan only after formal approval by an authorized officer (as stated in Section IV.1.) and the Plan Administrator has been notified.

V. ANNUAL BASE SALARY
- ---------------------

1.  ANNUAL SALARY REVIEW

     A. Each year, all Plan Participants will have their annual base salaries reviewed.

     B. Salary recommendations are submitted in compliance with Company policy and must be approved by the appropriate authorized personnel (see Exhibit A for Avery Dennison Salary Approval Authority).

     C. Annual merit increases are granted based on a number of factors, including: Company and, where appropriate, Business Unit performance; corporate merit increase guidelines; market salary data; the employee's penetration in the range of market salary data; new and additional responsibilities; and other non-financial individual performance measures.

     D.  Increases are effective May 1 of each Plan Year.

     E. The Chairman and Chief Executive Officer may elect to postpone or cancel annual increases for any reason(s) deemed necessary.

     F. Participation in this Plan does not guarantee a salary increase in any Plan Year.

2.  MID-YEAR SALARY CHANGES

Occasionally, salary changes may be made during the course of the year to reflect new job responsibilities or changes in market conditions. All mid-year salary increases must be approved by the appropriate authorized personnel (see Exhibit A for Avery Dennison Salary Approval Authority). Also, the Vice President, Human Resources must approve all mid-year salary increases.

VI.  ANNUAL BONUS OPPORTUNITY
- -----------------------------

All Plan Participants will have the opportunity to earn additional compensation in the form of an annual variable bonus.

1.  TARGET BONUS

     A. Target Bonuses are assigned to each Participant based on analysis by the Corporate Compensation Department. The factors used in determining the Target Bonus include competitive market practice, size of the Business Unit, and internal peer comparison.

     B. Target Bonuses are authorized for a period of one year (subject to adjustment under certain circumstances as described in Section VI.8. below) and are reauthorized each subsequent year.

2.  BONUS PAYOUT

     A. A Plan Participant's annual bonus payout is based on Bonus Pool performance and MBOs, subject to adjustment in certain circumstances by the Compensation Committee based upon recommendations of the Chairman and Chief Executive Officer (see 2.F below).

     B. At the beginning of each Plan Year, financial and other performance targets are established for each Bonus Pool. Specific measures will vary based on the specific business strategy of the Business Unit or the Company, as appropriate, and may include such measures as:

          * Profitability
          * Return on capital investment
          * Sales growth
          * Return on shareholder investment

     C. MBOs are a combination of financial and non-financial goals, which are quantified where possible. These goals may include such measures as:

          * Accounts Receivables/Days Sales Outstanding
          * Inventory Turns
          * Developmental Goals for Subordinates
          * Special Projects

     D. Financial measures/goals determine the Bonus Pool performance component of each Plan Participant's annual bonus payout based on the following schedule:

           PLAN ACHIEVEMENT       BONUS PAYOUT (% of Target Bonus)
           ----------------      ----------------------------------
                 0  -  49%                      0%
                50  -  69%                     25%
                70  -  100%        Equal To Plan Achievement
                                 (e.g. 90% Plan  =  90% Payout)
               101  -  120%       Two-for-One over 100% (if ROS is greater than 3%)
                                 (e.g. 104% Plan  =  108% Payout)
                                  One-for-One over 100% (if ROS is less than 3%)
                                 (e.g. 104% Plan  =  104% Payout)

     E. Individual MBOs are used to modify the Bonus Pool payout. This modifier is MULTIPLIED by the Bonus Pool payout calculated in Section D (above) to determine the Plan Participant's bonus payout. The MBO modifier is a function of the MBO rating of the individual and is computed using the following schedule:

            MBO RATING                             MBO MODIFIER
            ----------                             ------------
             98 - 100%                                  105%
             95 - 97%                                   100%
             90 - 94%                                    95%
             85 - 89%                                    90%
             Below 85%                                 0 - 80%

     F. The Committee shall solicit and obtain the recommendations of the Chairman and Chief Executive Officer as to the amounts of bonuses to be paid to the Plan Participants. The Committee shall consider the Chairman and Chief Executive Officer's recommendations and shall report to the Board its recommendation as to the amounts of bonus, if any, to be paid, and the Plan Participants to whom such bonuses should be paid, taking into account any contractual obligations affecting the compensation of such Plan Participants.

     G. No bonuses for a Plan Year shall be paid to the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer unless the Minimum Threshold for such Plan Year is met. In addition, the total of the bonuses for a given Plan Year for these three individuals shall not exceed the Bonus Maximum for such Plan Year.

3.  CHAIRMAN/CEO AND PRESIDENT/COO BONUS AWARDS

Bonus awards for the Chairman and Chief Executive Officer and the President and Chief Operating Officer are determined at the discretion of the Board of Directors. Neither is a Plan Participant. However, these bonuses are determined using the same criteria as are used to determine the bonuses of the officers in the corporate Bonus Pool, and the bonuses are subject to the Minimum Threshold and Bonus Maximum.

4.  BONUS DETERMINATION IN CASES OF NEW HIRES

     A. Employees hired within the first three (3) months of the Plan Year will be eligible for a full bonus payout under this Plan.

     B. Employees hired after the third month of the Plan Year but before the beginning of the tenth month of the Plan Year will be eligible under this Plan on a prorated basis, in whole month increments (i.e., 1st to 15th day of the month to 1st of the month; 16th day to end of the month to 1st of the following month).

     C. Employees hired during the last three (3) months of the Plan Year will not be eligible for a bonus payout under this Plan.

5.  BONUS DETERMINATION IN CASES OF TRANSFERS AND PROMOTIONS

     A. Plan Participants who are eligible to receive a bonus in a Bonus Pool and are transferred/promoted to a bonus eligible position in another Bonus Pool will receive a bonus under this Plan determined as follows:

          * If employed at least nine months of the Plan Year by one Bonus Pool, then as a full year participant of that Bonus Pool only, using the year-end salary in the new position and the Target Bonus for the position in the Bonus Pool in which the bonus is determined.

          * If employed less than nine months of the Plan Year by either Bonus Pool, then on a prorated basis in each Bonus Pool, using the Target Bonus in effect in each Bonus Pool and the year-end salary in the new position for both bonus pools.

     B. Plan Participants who are eligible to receive a bonus in a Bonus Pool and are transferred/promoted to a different position within the same Bonus Pool will receive a bonus under this Plan using the salary and Target Bonus for the new position in effect at the end of the Plan Year.

     C. Plan Participants who are eligible to receive a bonus under this Plan and are transferred/promoted to a non-bonus eligible position will receive a bonus under this Plan determined as follows:

          * If in the bonus eligible position more than nine months of the Plan Year, then as a full year participant of that Bonus Pool only, using the year-end salary in the new position and the Target Bonus for the position in the Bonus Pool in which the bonus is determined.

          * If in the bonus eligible position for more than three months but up to nine months of the Plan Year, then on a prorated basis, using the year-end salary and the Target Bonus for the new bonus eligible position.

          * If in the bonus eligible position for up to three months of the Plan Year, then no bonus will be paid out for that Plan Year.

     D. Employees who are not eligible to receive a bonus under this Plan at the beginning of a Plan Year and are transferred/promoted to a bonus eligible position during the Plan Year will receive a bonus under this Plan determined as follows:

          * If in the bonus eligible position more than nine months of the Plan Year, then as a full year participant of that Bonus Pool only, using the year-end salary in the new position and the Target Bonus for the position in the Bonus Pool in which the bonus is determined.

          * If in the bonus eligible position for more than three months but up to nine months of the Plan Year, then on a prorated basis, using the year-end salary and the Target Bonus for the new bonus eligible position.

          * If in the bonus eligible position for up to three months of the Plan Year, then no bonus will be paid out for that Plan Year.

6.  BONUS DETERMINATION IN CASES OF LEAVE OF ABSENCE

If a Plan Participant is on an approved leave of absence (including, without limitation, leaves caused by short-term disability) for more than one month during the Plan Year, then the employee will participate on a prorated basis for that Plan Year.

7.  BONUS DETERMINATION IN CASES OF TERMINATION

     A.  Employees who terminate prior to the end of the Plan Year for any
     reasons other   than death, disability, or retirement are not eligible to
     receive awards under this Plan.

     B. Employees who terminate after the end of the Plan Year, but before payment of the award, are eligible to receive the awards under this Plan.


8. OTHER BONUS PROGRAMS

     A.  No Plan Participant may participate in any other Company bonus plan.

     B. Middle management bonus plans are administered separately from the Plan.

VII.  TIMING OF PAYMENT OF BONUSES
- ----------------------------------

1.  CURRENT PAYMENT

Except as provided in Section VII.2., the bonus allocated by the Board of Directors to each Participant shall be paid in cash and in full as soon as may be conveniently possible after such allocation by the Board but not later than ninety days from the last day of the Plan Year to which such bonus relates.

2.  DEFERRAL OF BONUS

Any Plan Participant may elect to defer receipt of all or any part of such bonus in accordance with established deferred compensation plans offered by the Company.

VIII.  PLAN ADMINISTRATION
- --------------------------

1. GENERAL ADMINISTRATION

The Committee will administer the Plan, and will interpret the provisions of the Plan. The interpretation and application of these terms by the Committee shall be binding and conclusive. The Committee's authority will include, but is not limited to:

     * The eligibility of Plan Participants

     * The determination of performance results and bonus awards

     * Exceptions to the provisions of the Plan made in good faith and for the benefit of the Company

2.  ADJUSTMENTS FOR EXTRAORDINARY EVENTS

If an event occurs during a Plan Year that materially influences the performance measures of the Company or a Business Unit, and is deemed by the Committee to be extraordinary and out of the control of management, the Committee may, in its sole discretion, increase or decrease the performance targets used to determine the annual bonus payout. Events warranting such action may include, but are not limited to, changes in accounting, tax or regulatory rulings and significant changes in economic conditions resulting in windfall gains or losses.

3.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

The Chairman and Chief Executive Officer or the Committee may amend, suspend or terminate the Plan, whole or in part, at any time, if, in the sole judgment of the Chairman and Chief Executive Officer or the Committee, such action is in the best interests of the Company. Notwithstanding the above, any such amendment, suspension or termination must be prospective in that it may not deprive Plan Participants of that which they otherwise would have received under the Plan for the Plan Year had the Plan not been amended, suspended or terminated.

IX.  MISCELLANEOUS PROVISIONS
- -----------------------------

1.  TITLES

Section and Article titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

2.  EMPLOYMENT NOT GUARANTEED

Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Plan Participant any right to be retained in the service of the Company.

3.  VALIDITY

In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not effect, in any respect whatsoever, the validity of any other provision of the Plan.

4.  WITHHOLDING-TAX

The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

5.  APPLICABLE LAW

The Plan shall be governed in accordance with the laws of the State of California.